Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Data of the Company and the Elizabethtown Business

On July 1, 2018, South Jersey Industries, Inc. (“SJI” or the “Company”) completed its previously announced acquisition of the Elizabethtown Gas operating division (the ‘‘Elizabethtown Business’’ or ‘‘ETG’’) of Pivotal Utility Holdings, Inc., a New Jersey corporation, pursuant to the terms of the asset purchase agreement (“Purchase Agreement”), executed on October 15, 2017 (the “ETG Acquisition”).

The unaudited pro forma condensed combined financial statements and the accompanying notes to the pro forma financial statements (the “pro forma financial statements”) present how the consolidated financial statements of the Company may have appeared had the Transactions (as defined below) occurred at earlier dates. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018 combines the historical consolidated statements of income of the Company and the historical statements of income of ETG, after giving effect to the Transactions (as defined below) as if they had occurred on January 1, 2017, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of the Company and the historical balance sheet of the Elizabethtown Business as of June 30, 2018, the latest interim period presented in the pro forma financial statements, after giving effect to the Transactions (as defined below), as if they had occurred on June 30, 2018.

The following pro forma financial statements present the combination of the historical financial information of the Company and the Elizabethtown Business adjusted to give effect to the ETG Acquisition, pursuant to the terms and conditions of the Purchase Agreement for an aggregate purchase price equal to $1.72 billion in cash, inclusive of $26.7 million of certain adjustments for the net working capital of the Elizabethtown Business as set forth in the Purchase Agreement.

The Company financed the ETG Acquisition using cash on hand, net proceeds of $434.9 million from the issuance of its common stock (the “Common Stock Issuance”) and the concurrent issuance of Equity Units (the “Equity Unit Issuance”) and through debt, net of cash paid for fees of $4.3 million, of $530.0 million in aggregate principal amount of a new term loan facility (the “Term Facility”), $250.0 million in aggregate principal amount of new senior unsecured notes (the “Senior Unsecured Notes”), $475.0 million in aggregate principal amount of new floating rate senior notes (“Floating Rate Notes”), and drawdowns of $31.1 million in aggregate principal amount from our existing syndicated revolving credit facility (the “Revolver”, together with the “ETG Acquisition”, “Common Stock Issuance”, “Equity Unit Issuance”, “Term Facility”, “Senior Unsecured Notes”, and “Floating Rate Notes”, the “Transactions”). Prior to the aforementioned Transactions, the Company had entered into a $2.6 billion bridge loan commitment (“Bridge Loan”) to finance the ETG Acquisition to the extent the Company raised less proceeds than expected. As a result of the successful completion of the Transactions, the Bridge Loan was not utilized and terminated as of June 30, 2018. Additionally, the pro forma financial statements do not reflect any potential asset dispositions.

The accompanying pro forma financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X, and certain financial statement line items included in the Company’s and the Elizabethtown Business’s historical presentation have been condensed. The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with:

•
the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 and the related notes, included in the Company’s Annual Report on Form 10-K/A filed with the SEC on March 1, 2018;

•
the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2018 and the related notes, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2018;

•
the audited financial statements of the Elizabethtown Business as of and for the year ended December 31, 2017 and the related notes, which are included in the Company’s Amended Current Report on Form 8-K filed with the SEC on April 17, 2018;

•	The unaudited financial statements of the Elizabethtown Business as of and for the six months ended June 30, 2018 and the related notes, which are included within this filing.

The pro forma financial statements do not reflect the costs of any integration activities, possible or pending asset dispositions, the benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that may result from the Transactions. Further, the pro forma financial statements do not reflect the effect of the $11.0 million aggregate cash purchase of Elkton Gas operating division, which is considered to be immaterial for purposes of the pro forma financial statements.

The pro forma financial statements are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition of the combined company for any future period or as of any future date.

The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or ‘‘GAAP’’ standards, which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations and other studies. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial data and the combined company’s future results of operations and financial position.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2018
(in thousands)

	Historical SJI	Historical ETG	ETG Acquisition Adjustments		Financing & Other Adjustments		Pro Forma
	(Note 3)	(Note 3)	(Note 4)		(Note 5)
Assets
Property, Plant and Equipment:
Utility Plant, at original cost	$2,748,076	$1,366,478	$(36,385)	(i)	$-		$4,078,169
Accumulated Depreciation	(509,797)	(266,030)	12,728	(i)	-		(763,099)
Nonutility Property and Equipment, net	123,029	-	-		-		123,029
Property, Plant and Equipment — Net	2,361,308	1,100,448	(23,657)		-		3,438,099

Investments:
Total Investments	83,126	-	-		-		83,126

Current Assets:
Cash and Cash Equivalents	22,420	-	-		-		22,420
Restricted Cash	1,740,380	-	(1,716,700)	(a)	-		23,680
Accounts Receivable, net	209,989	38,825	(378)	(k)	-		248,436
Natural Gas in Storage, average cost	44,086	21,428	-		-		65,514
Materials and Supplies, average cost	4,200	321	-		-		4,521
Assets Held for Sale	329,622	-	-		-		329,622
Other Prepayments and Current Assets	73,839	32,546	(23,542)	(h)	-		82,843
Total Current Assets	2,424,536	93,120	(1,740,620)		-		777,036

Regulatory and Other Noncurrent Assets:
Regulatory Assets	476,635	119,954	11,935	(j)	-		608,524
Goodwill and Identifiable Intangible Assets	15,578	126,020	620,040	(b)	-		761,638
Other	148,314	40	-		-		148,354
Total Regulatory and Other Noncurrent Assets	640,527	246,014	631,975		-		1,518,516
Total Assets	$5,509,497	$1,439,582	$(1,132,302)		$-		$5,816,777

Capitalization and Liabilities
Equity:
Common Stock	$106,882	$-	$-		$-		$106,882
Premium on Common Stock	842,327	166,372	(166,372)	(e)	-		842,327
Treasury Stock (at par)	(282)	-	-		-		(282)
Accumulated Other Comprehensive Loss	(36,748)	-	-		-		(36,748)
Retained Earnings	391,538	277,746	(277,746)	(e)	(15,000)	(c)	376,538
Total Equity	1,303,717	444,118	(444,118)		(15,000)		1,288,717
Long—Term Debt	1,403,802	268,406	(268,406)	(d)	-		1,403,802
Total Capitalization	2,707,519	712,524	(712,524)		(15,000)		2,692,519

Current Liabilities:
Notes Payable	336,400	-	-		-		336,400
Current Portion of Long—Term Debt	1,368,809	-	-		-		1,368,809
Accounts Payable	262,090	294,193	(271,902)	(c)	-		284,381
Other Current Liabilities	147,519	39,764	(6,309)	(l)	15,000	(c)	195,974
Total Current Liabilities	2,114,818	333,957	(278,211)		15,000		2,185,564

Deferred Credits and Other Noncurrent Liabilities:
Deferred Income Taxes – Net	91,690	133,460	(133,460)	(h)	-		91,690
Regulatory Liabilities	299,382	119,572	-		-		418,954
Other	296,088	140,069	(8,107)	(j)	-		428,050
Total Deferred Credits and Other Noncurrent Liabilities	687,160	393,101	(141,567)		-		938,694
Total Capitalization and Liabilities	$5,509,497	$1,439,582	$(1,132,302)		$-		$5,816,777

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2018
(in thousands, except per share amounts)

	Historical SJI	Historical ETG	ETG Acquisition Adjustments		Financing & Other Adjustments		Pro Forma
	(Note 3)	(Note 3)	(Note 4)		(Note 5)
Operating Revenues:
Utility	$307,371	$184,318	$-		$-		$491,689
Nonutility	441,904	-	-		-		441,904
Total Operating Revenues	749,275	184,318	-		-		933,593
Operating Expenses:
Cost of Sales – (Excluding depreciation)
— Utility	105,298	87,472	-		-		192,770
— Nonutility	323,566	-	-		-		323,566
Operations	105,051	30,957	(13,206)	(g)	-		122,802
Impairment Charges	99,233	-	-		-		99,233
Maintenance	13,674	4,507	-		-		18,181
Depreciation	49,433	13,826	(2,209)	(i)	-		61,050
Energy and Other Taxes	3,682	1,713	-		-		5,395
Total Operating Expenses	699,937	138,475	(15,415)		-		822,997
Operating Income	49,338	45,843	15,415		-		110,596

Other Income and Expense	3,735	348	-		-		4,083
Interest Charges	(33,533)	(10,165)	10,178	(c),(d)	1,179	(a)	(32,341)
Income Before Income Taxes	19,540	36,026	25,593		1,179		82,338
Income Taxes	(4,443)	(10,586)	(6,398)	(f)	(295)	(b)	(21,722)
Equity in Earnings of Affiliates	2,416	-	-		-		2,416
Income from Continuing Operations	$17,513	$25,440	$19,195		$884		$63,032

Basic Earnings Per Common Share: (Note 6)
Continuing Operations	$0.21	$-					$0.74
Basic Earnings Per Common Share	$0.21	$-					$0.74

Average Shares of Common Stock Outstanding – Basic (Note 6)	81,850	-					85,472

Diluted Earnings Per Common Share: (Note 6)
Continuing Operations	$0.21	$-					$0.73
Diluted Earnings Per Common Share	$0.21	$-					$0.73

Average Shares of Common Stock Outstanding – Diluted (Note 6)	82,302	-					86,030

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2017
(in thousands, except per share amounts)

	Historical SJI	Historical ETG	ETG Acquisition Adjustments		Financing & Other Adjustments		Pro Forma
	(Note 3)	(Note 3)	(Note 4)		(Note 5)
Operating Revenues:
Utility	$512,482	$304,747	$-		$-		$817,229
Nonutility	730,586	-	-		-		730,586
Total Operating Revenues	1,243,068	304,747	-		-		1,547,815
Operating Expenses:
Cost of Sales – (Excluding depreciation)
— Utility	199,660	135,850	-		-		335,510
— Nonutility	646,567	-	-		-		646,567
Operations	174,200	58,326	(14,481)	(g)	-		218,045
Impairment Charges	91,299	-	-		-		91,299
Maintenance	19,727	8,248	-		-		27,975
Depreciation	100,718	27,163	(4,653)	(i)	-		123,228
Energy and Other Taxes	6,487	4,917	-		-		11,404
Total Operating Expenses	1,238,658	234,504	(19,134)		-		1,454,028
Operating Income	4,410	70,243	19,134		-		93,787

Other Income and Expense	15,474	1,460	-		-		16,934
Interest Charges	(54,019)	(15,960)	16,097	(c),(d)	(52,308)	(a)	(106,190)
(Loss) income Before Income Taxes	(34,135)	55,743	35,231		(52,308)		4,531
Income Taxes	24,937	(21,926)	(13,564)	(f)	20,139	(b)	9,586
Equity in Earnings of Affiliates	5,794	-	-		-		5,794
(Loss) Income from Continuing Operations	$(3,404)	$33,817	$21,667		$(32,169)		$19,911

Basic Earnings Per Common Share: (Note 6)
Continuing Operations	$(0.04)	$-					$0.23
Basic Earnings Per Common Share	$(0.04)	$-					$0.23

Average Shares of Common Stock Outstanding – Basic (Note 6)	79,541	-					85,431

Diluted Earnings Per Common Share: (Note 6)
Continuing Operations	$(0.04)	$-					$0.23
Diluted Earnings Per Common Share	$(0.04)	$-					$0.23

Average Shares of Common Stock Outstanding – Diluted (Note 6)	79,541	-					85,431

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The pro forma financial statements present the pro forma condensed combined financial position and results of operations based upon the historical financial statements of SJI and ETG, after giving effect to the Transactions and are intended to reflect the impact of such on SJI’s consolidated financial statements. Certain reclassifications have been included in the pro forma financial statements in order to align the historical financial statement presentation of SJI and ETG. See note “3. Reclassifications” herein for additional information on the reclassifications.

The ETG Acquisition is considered a business combination, and therefore will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805 Business Combinations (‘‘ASC 805’’). Under the acquisition method of accounting for purposes of these pro forma financial statements, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on their estimated fair values. Such valuations are based on available information and certain assumptions that management believes are reasonable. The preliminary allocation of the estimated purchase price to the net tangible and intangible assets acquired and liabilities assumed, as described in note “2. Purchase Price and Preliminary Purchase Price Allocation” to these pro forma financial statements, is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements. The final allocation of the purchase price to the net tangible and intangible assets acquired and liabilities assumed could differ materially from the preliminary purchase price allocation as more detailed information becomes available and such differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial statements and SJI’s future results of operations and financial position.

The ETG Acquisition was financed with cash on hand, proceeds from the Common Stock Issuance, Equity Unit Issuance, Senior Unsecured Notes, Floating Rate Notes, Term Facility (together with Senior Unsecured Notes and Floating Rate Notes, the “Notes and Facilities”), and Revolver. The Senior Unsecured Notes are comprised of a 3.18% $90.0 million tranche due 2021, a 3.82% $80.0 million tranche due 2028 and a 3.92% $80.0 million tranche due 2030. The Floating Rate Notes are comprised of a $475.0 million in aggregate principal Series 2018D notes, due 2019 on the one-year anniversary of the date of initial issuance, which, at the Company’s option, bears interest at a variable base rate or a variable LIBOR. The Term Facility is comprised of a $530.0 million, 364-day-term loan credit agreement, which, at the election of the Company, bears interest at a variable base rate or a variable LIBOR. The Revolver is comprised of a five year, unsecured $400.0 million revolving credit agreement that is syndicated among several banks. As of June 30, 2018, $183.9 million remained undrawn and our weighted average interest rate on outstanding borrowings, which changes daily, was 3.07%. The drawdown of $31.1 million as part of the financing for the ETG Acquisition is included within the $216.1 million usage of the Revolver as of June 30, 2018. The gross proceeds of the Equity Unit issuance was $287.5 million. Each Equity Unit has a stated amount of $50.0 and will initially be in the form of a corporate unit consisting of a contract to purchase SJI common stock and a 1/20 or 5% undivided beneficial ownership interest in a $1,000 principal amount of our remarketable junior subordinated notes due 2031 (“RSNs”). The stock purchase contracts obligate the holders to purchase shares of SJI’s common stock at a future settlement date of approximately three years from the issuance date, subject to earlier termination or settlement. The RSNs are pledged as collateral to secure the purchase of common stock under the stock purchase contracts. The net proceeds from the sale of the Equity Units were allocated between the purchase contracts and the RSNs in proportion to their respective fair market values at the time of issuance. The RSNs are classified as long-term debt. The present value of the contract adjustment payments has been initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability. For purposes of the pro forma financial statements, SJI has assumed (x) it will make quarterly payments on the RSN’s and quarterly contract adjustment payments on the stock purchase contracts each at a rate of 3.55% and (y) the underwriters exercised the over-allotment option to purchase additional Equity Units in the Equity Units Issuance.

As previously discussed, SJI utilized $475.0 million of the Floating Rate Notes to fund a portion of the ETG Acquisition. The Floating Rate Notes are due in full in June 2019, which will be partially repaid with proceeds from the sale of the Company’s solar energy assets (the “Solar Asset Sale”). In the event Solar Asset Sale proceeds are not received in a timely manner or the proceeds received are less than anticipated, SJI will refinance these Floating Rate Notes into longer-dated long term debt prior to the maturity of the Floating Rate Notes in June 2019.

As previously discussed, the Company entered into the $530.0 million Term Facility to fund a portion of the ETG Acquisition. The Term Facility is due in June 2018, which is due 364 days from the closing date of the Term Facility. As required by the New Jersey Board of Public Utilities, the Company will arrange for the refinancing of the Term Facility via a private placement of First Mortgage Bonds secured by a mortgage on ETG's assets during the third quarter of 2018.

The pro forma financial statements do not reflect the restructuring or integration activities that have yet to be determined or other costs that may be incurred to achieve cost or growth synergies subsequent to the closing of the Transactions. As no assurance can be made that the costs will be incurred or the cost or growth synergies will be achieved, no adjustment has been made. Further, the pro forma financial statements do not reflect the effect of the $11.0 million aggregate cash purchase of Elkton or Elkton’s assets, liabilities or results, which are considered immaterial for purposes of the pro forma financial statements.

2.	Purchase Price and Preliminary Purchase Price Allocation

The pro forma adjustments include a preliminary allocation of the estimated purchase price of ETG to the estimated fair values of assets acquired and liabilities assumed at the acquisition date. The final allocation of the purchase price could differ materially from the preliminary allocation as more detailed information becomes available until completion of the fair value assessment. Generally, changes to the initial estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill. As part of the acquisition, SJI will not acquire any cash or cash equivalent assets of ETG at the time of close. Therefore, the estimated purchase price used in the preliminary purchase price allocation is $1.72 billion, inclusive of the customary post-closing adjustments for the net working capital of ETG.

Preliminary purchase price allocation

ETG’s regulated natural gas distribution operations are subject to the retail rate-setting authority of the New Jersey Board of Public Utilities, which includes provisions in place that provide revenues to recover costs of service, including a carrying charge on most net assets and liabilities. The historical book value of the assets acquired and liabilities assumed approximates fair value given the regulatory environment under which ETG operates.

The following is a summary of the preliminary purchase price allocation giving effect to the ETG Acquisition as if it had been consummated on June 30, 2018:

(In thousands)
Property, plant and equipment	$1,076,791
Accounts Receivable, net	38,447
Natural Gas in Storage	21,428
Materials and Supplies	321
Other Prepayments and Current Assets	9,044
Regulatory Assets	131,889
Goodwill	746,060
Total assets acquired	2,023,980
Accounts Payable	22,291
Other Current Liabilities	33,455
Regulatory Liabilities	119,572
Other	131,962
Total liabilities assumed	307,280
Net assets acquired	$1,716,700

3.	Reclassifications

Certain reclassifications have been made to amounts in the historical consolidated financial information of SJI and ETG to conform the financial statement presentation, including reclassifying the following:

ETG reclassifications in the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2018

(In Thousands)	Before Reclassification	Reclassification		After Reclassification
Operating revenues	184,318	(184,318)	(a)	—
Operating Revenues - Utility	—	184,318	(a)	184,318
Cost of natural gas	87,472	(87,472)	(b)	—
Cost of Sales — Utility	—	87,472	(b)	87,472
Other operations and maintenance	35,464	(35,464)	(c)	—
Operating Expenses - Operations	—	30,957	(c)	30,957
Operating Expenses - Maintenance	—	4,507	(c)	4,507
Depreciation and amortization	13,826	(13,826)	(d)	—
Operating Expenses - Depreciation	—	13,826	(d)	13,826
Taxes other than income taxes	1,713	(1,713)	(e)	—
Operating Expenses Energy and Other Taxes	—	1,713	(e)	1,713
Other income, net	348	(348)	(f)	—
Other Income and Expense	—	348	(f)	348
Interest expense, net of amounts capitalized	10,165	(10,165)	(g)	—
Interest Charges	—	10,165	(g)	10,165

(a)	Represents the reclassification of Operating revenues on ETG’s statement of income into Operating Revenues - Utility to conform to SJI’s statement of income presentation.

(b)	Represents the reclassification of Cost of natural gas on ETG’s statement of income into Cost of Sales — Utility to conform to SJI’s statement of income presentation.

(c)
Represents the reclassification of Other operations and maintenance on ETG’s statement of income into Operating Expenses - Operations and Operating Expenses - Maintenance to conform to SJI’s statement of income presentation.

(d)	Represents the reclassification of Depreciation and amortization on ETG’s statement of income into Operating Expenses - Depreciation to conform to SJI’s statement of income presentation.

(e)	Represents the reclassification of Taxes other than income taxes on ETG’s statement of income into Operating Expenses - Energy and Other Taxes to conform to SJI’s statement of income presentation.

(f)	Represents the reclassification of Other income, net on ETG’s statement of income into Other Income and Expense to conform to SJI’s statement of income presentation.

(g)	Represents the reclassification of Interest expense, net of amounts capitalized on ETG’s statement of income into Interest Charges to conform to SJI’s statement of income presentation.

ETG reclassifications in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2017

(In Thousands)	Before Reclassification	Reclassification		After Reclassification
Operating revenues	304,747	(304,747)	(a)	—
Operating Revenues - Utility	—	304,747	(a)	304,747
Cost of natural gas	135,850	(135,850)	(b)	—
Cost of Sales — Utility	—	135,850	(b)	135,850
Other operations and maintenance	66,574	(66,574)	(c)	—
Operating Expenses - Operations	—	58,326	(c)	58,326
Operating Expenses - Maintenance	—	8,248	(c)	8,248
Depreciation and amortization	27,163	(27,163)	(d)	—
Operating Expenses - Depreciation	—	27,163	(d)	27,163
Taxes other than income taxes	4,917	(4,917)	(e)	—
Operating Expenses - Energy and Other Taxes	—	4,917	(e)	4,917
Other income, net	1,460	(1,460)	(f)	—
Other Income and Expense	—	1,460	(f)	1,460
Interest expense, net of amounts capitalized	15,960	(15,960)	(g)	—
Interest Charges	—	15,960	(g)	15,960

(a)	Represents the reclassification of Operating revenues on ETG’s statement of income into Operating Revenues - Utility to conform to SJI’s statement of income presentation.

(b)	Represents the reclassification of Cost of natural gas on ETG’s statement of income into Cost of Sales — Utility to conform to SJI’s statement of income presentation.

(c)
Represents the reclassification of Other operations and maintenance on ETG’s statement of income into Operating Expenses - Operations and Operating Expenses - Maintenance to conform to SJI’s statement of income presentation.

(d)	Represents the reclassification of Depreciation and amortization on ETG’s statement of income into Operating Expenses - Depreciation to conform to SJI’s statement of income presentation.

(e)	Represents the reclassification of Taxes other than income taxes on ETG’s statement of income into Operating Expenses - Energy and Other Taxes to conform to SJI’s statement of income presentation.

(f)	Represents the reclassification of Other income, net on ETG’s statement of income into Other Income and Expense to conform to SJI’s statement of income presentation.

(g)	Represents the reclassification of Interest expense, net of amounts capitalized on ETG’s statement of income into Interest Charges to conform to SJI’s statement of income presentation.

ETG reclassifications in the unaudited pro forma condensed combined balance sheet as of June 30, 2018

(In Thousands)	Before Reclassification	Reclassification		After Reclassification
Customer accounts receivable	30,089	(30,089)	(h)	—
Unbilled revenues	4,992	(4,992)	(h)	—
Other accounts and notes receivable	10,185	(10,185)	(h)	—
Accumulated provision for uncollectible accounts	(6,441)	6,441	(h)	—
Accounts Receivable, net	—	38,825	(h)	38,825
Materials and supplies	321	(321)	(i)	—
Materials and Supplies, average cost	—	321	(i)	321
Natural gas for sale	21,428	(21,428)	(j)	—
Natural Gas in Storage, average cost	—	21,428	(j)	21,428
Prepaid taxes	23,460	(23,460)	(k)	—
Regulatory assets, current	8,845	(8,845)	(k)	—
Other current assets	241	(241)	(k)	—
Other Prepayments and Current Assets	—	32,546	(k)	32,546
In service	1,338,589	(1,338,589)	(l)	—
Construction work in progress	27,889	(27,889)	(l)	—
Utility Plant, at original cost	—	1,366,478	(l)	1,366,478
Accumulated depreciation	(266,030)	266,030	(m)	—
Accumulated Depreciation — Utility Plant	—	(266,030)	(m)	(266,030)
Goodwill	126,020	(126,020)	(n)	—
Goodwill and Identifiable Intangible Assets	—	126,020	(n)	126,020
Regulatory assets, deferred	119,954	(119,954)	(o)	—
Regulatory Assets	—	119,954	(o)	119,954
Other deferred charges and assets	40	(40)	(p)	—
Other	—	40	(p)	40
Due to affiliates	280,911	(280,911)	(q)	—
Accounts payable	13,282	(13,282)	(q)	—
Accounts Payable	—	294,193	(q)	294,193
Customer deposits	5,233	(5,233)	(r)	—
Other accrued taxes	3,542	(3,542)	(r)	—
Accrued environmental remediation, current	7,100	(7,100)	(r)	—
Accrued compensation	4,294	(4,294)	(r)	—
Regulatory liabilities, current	17,898	(17,898)	(r)	—
Other current liabilities	1,697	(1,697)	(r)	—
Other Current Liabilities	—	39,764	(r)	39,764
Accumulated deferred income taxes	133,460	(133,460)	(s)	—
Deferred Income Taxes — Net	—	133,460	(s)	133,460
Deferred credits related to income tax	119,572	(119,572)	(t)	—
Regulatory Liabilities	—	119,572	(t)	119,572
Employee benefit obligations	18,177	(18,177)	(u)	—
Other cost of removal obligations	50,391	(50,391)	(u)	—
Accrued environmental remediation, deferred	70,191	(70,191)	(u)	—
Other deferred credits and liabilities	1,310	(1,310)	(u)	—
Other	—	140,069	(u)	140,069
Paid—in capital	166,372	(166,372)	(v)	—
Premium on Common Stock	—	166,372	(v)	166,372

(h)
Represents the reclassification of Customer accounts receivable, Unbilled revenues, Other accounts and notes receivable, and Accumulated provision for uncollectible accounts on ETG’s balance sheet into Accounts Receivable, net to conform to SJI’s balance sheet presentation.

(i)	Represents the reclassification of Materials and supplies on ETG’s balance sheet into Materials and Supplies, average cost to conform to SJI’s balance sheet presentation.

(j)	Represents the reclassification of Natural gas for sale on ETG’s balance sheet into Natural Gas in Storage, average cost to conform to SJI’s balance sheet presentation.

(k)
Represents the reclassification of Prepaid taxes, Regulatory assets, current, and Other current assets on ETG’s balance sheet into Other Prepayments and Current Assets to conform to SJI’s balance sheet presentation.

(l)
Represents the reclassification of Property, Plant, and Equipment: In service and Construction work in progress on ETG’s balance sheet into Utility Plant, at original cost to conform to SJI’s balance sheet presentation.

(m)
Represents the reclassification of Property, Plant, and Equipment: Less accumulated depreciation on ETG’s balance sheet into Accumulated Depreciation — Utility Plant to conform to SJI’s balance sheet presentation.

(n)	Represents the reclassification of Goodwill on ETG’s balance sheet into Goodwill and Identifiable Intangible Assets to conform to SJI’s balance sheet presentation.

(o)	Represents the reclassification of Regulatory assets, deferred on ETG’s balance sheet into Regulatory Assets to conform to SJI’s balance sheet presentation.

(p)	Represents the reclassification of Other deferred charges and assets on ETG’s balance sheet into Other to conform to SJI’s balance sheet presentation.

(q)	Represents the reclassification of Due to affiliates and Accounts payable on ETG’s balance sheet into Accounts Payable to conform to SJI’s balance sheet presentation.

(r)
Represents the reclassification of Customer deposits, Other accrued taxes, Accrued environmental remediation, current, Accrued compensation, Regulatory liabilities, current, and Other current liabilities on ETG’s balance sheet into Other Current Liabilities to conform to SJI’s balance sheet presentation.

(s)	Represents the reclassification of Accumulated deferred income taxes on ETG’s balance sheet into Deferred Income Taxes — Net to conform to SJI’s balance sheet presentation.

(t)	Represents the reclassification of Deferred credits related to income tax on ETG’s balance sheet into Regulatory Liabilities to conform to SJI’s balance sheet presentation.

(u)
Represents the reclassification of Employee benefit obligations, Other cost of removal obligations, Accrued environmental remediation, deferred, and Other deferred credits and liabilities on ETG’s balance sheet into Other to conform to SJI’s balance sheet presentation.

(v)	Represents the reclassification of Paid—in capital on ETG’s balance sheet into Premium on Common Stock to conform to SJI’s balance sheet presentation.

4.	ETG Acquisition Related Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the ETG Acquisition:

(a)

(In Thousands)	As of June 30, 2018
Purchase Price	$1,690,000
Working Capital Adjustment	26,700
Total adjustment to Restricted Cash	$1,716,700

(b)
Adjustment to eliminate ETG’s historical goodwill of $126.0 million and to recognize goodwill related to the proposed ETG Acquisition of $746.0 million. Goodwill is calculated as the difference between the estimated purchase price and the fair value of identifiable tangible and intangible assets acquired net of liabilities assumed. The adjustment is preliminary and subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and finalization of the purchase price.

(c)
Adjustment to eliminate ETG’s amounts due to affiliates of $271.9 million that will not be assumed by SJI as part of the ETG Acquisition as of June 30, 2018, as well as $8.2 million and $13.4 million of intercompany interest that will not be assumed by SJI as part of the ETG Acquisition for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively.

(d)
Adjustment to eliminate $268.4 million of ETG’s long—term debt, and $2.0 million and $2.7 million of related interest expense that will not be assumed by SJI as part of the ETG Acquisition for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively.

(e)	Adjustment to eliminate ETG’s historical stockholder’s equity of $444.1 million.

(f)
Adjustment to record the income tax impacts of the pro forma adjustments using blended statutory tax rates of 25.0% and 38.5% for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively. This rate does not reflect SJI’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing these statements for a variety of reasons.

(g)
Adjustment to eliminate $13.2 million and $14.5 million of non-recurring transaction costs incurred by SJI that are directly attributable to the ETG Acquisition for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively.

(h)	Adjustment to eliminate $23.5 million of ETG’s prepaid taxes and $133.5 million of ETG’s accumulated deferred income taxes that will not be assumed by SJI as part of the ETG Acquisition.

(i)
Adjustment to eliminate $36.4 million of ETG’s IT assets and $12.7 million of ETG’s related accumulated depreciation as of June 30, 2018, as well as $2.2 million and $4.7 million of depreciation expense that will not be assumed by SJI as part of the ETG Acquisition for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively.

(j)
Adjustment to record $11.9 million of ETG’s recoverable postretirement benefits assumed by SJI as part of the ETG Acquisition, eliminate $18.2 million of ETG’s accrued pension costs and accrued postretirement benefits that will not be assumed by SJI as part of the ETG Acquisition, and to record a $10.1 million pension benefit obligation assumed by SJI as part of the ETG Acquisition.

(k)	Adjustment to eliminate $0.4 million of ETG receivables that will not be assumed by SJI as part of the ETG Acquisition as of June 30, 2018.

(l)
Adjustment to eliminate $3.5 million of ETG’s other accrued taxes, $1.2 million of accrued compensation, and $1.6 million of other current liabilities primarily related to unclaimed property and escheatment liability that will not be assumed by SJI as part of the ETG Acquisition as of June 30, 2018.

5.	Financing and Other Related Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the financing, the proceeds of which were used to fund the ETG Acquisition, as well as other pro forma adjustments related to the ETG Acquisition.

(a)	Adjustment to interest expense consists of the following:

(In Thousands)	Year ended December 31, 2017	Six months ended June 30, 2018
Interest expense related to new debt borrowings(1)	$41,742	$4,527
Interest expense related to equity units(2)	11,548	5,614
Interest expense related to draw down from revolver(3)	954	477
Amortization of deferred financing fees(4)	3,148	460
Add back: amortization of deferred financing fees and ticking fees related the Bridge Facility(5)	(5,084)	(9,504)
Add back: actual interest/amortization expense incurred for the period ended June 30, 2018(6)	-	(2,753)
Pro forma adjustment to Interest Charges	$52,308	$(1,179)

(1) Comprised of interest expense related to the Notes and Facilities.
(2) Comprised of interest expense related to the RSNs and accretion of the contract adjustment liability over the life of the purchase contract for the corporate units.
(3) Comprised of interest expense related to the Revolver.
(4) Represents fees paid to the initial purchasers for their services in arranging and structuring the financing as well as other debt issuance costs. Deferred financing fees are amortized using the effective interest method.
(5) Represents fees paid to the initial purchasers for their services in arranging and structuring the financing as well as other debt issuance costs related to Bridge Facility. As there is no continuing impact of the Bridge Facility on SJI’s results, the related expense is not included in the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2018.
(6) Represents actual interest expense and amortization of deferred financing fees incurred and included in the historical results of the Company for the period ended June 30, 2018 related to the Notes and Facilities issued in the second quarter of 2018. These amounts were added back in order to reflect the net effect of the Transactions as if they had occurred on January 1, 2017.

The adjustment to interest expense assumes the principal, stated amount, assumed rates on the Equity Units, stated rates on the Senior Unsecured Notes, and the pro forma weighted average shares outstanding do not change from those assumed as described herein, however, a 0.125% change in the respective variable interest rate of the Floating Rate Notes and Term Facility would result in an increase or decrease in pro forma annual interest expense of approximately $1.3 million for the year ended December 31, 2017. There would be no increase or decrease in pro forma annual interest expense for the year ended June 30, 2018. Additionally, the increase or decrease in pro forma annual interest expense would increase or decrease pro forma annual earnings per share (basic and diluted) by approximately $0.01 per share for the year ended December 31, 2017. There would be no increase or decrease in pro forma annual earnings per share (basic and diluted) for the year ended June 30, 2018.

(b)
Adjustment to record the income tax impacts of the pro forma adjustments using blended statutory tax rates of 25.0% and 38.5% for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively. This rate does not reflect SJI’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing these statements for a variety of reasons.

(c)
Adjustment to record a $15.0 million liability for a one-time rate payout to ETG customers mandated by the New Jersey Board of Public Utilities as part of the regulatory approval process for the ETG Acquisition.

6.	Pro Forma Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share (“EPS”) for the six months ended June 30, 2018 and for the year ended December 31, 2017 are based on pro forma income from continuing operations reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of common shares outstanding. The unaudited pro forma basic EPS calculation gives effect to the issuance of 5.9 million shares of common stock related to the Common Stock Issuance as if they were issued and outstanding as of January 1, 2017, such that the total average of weighted shares outstanding would be 85.5 million and 85.4 million for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively, on a pro forma combined basis. The unaudited pro forma diluted EPS calculation should give effect to all potentially dilutive shares following the close of the Transactions, including: (i) shares issuable pursuant to the share purchase contracts as part of the issuance of the Equity Units, based on the application of the treasury stock method, and (ii) shares issuable pursuant to the forward sale agreement as part of the issuance of common stock, based on the application of the treasury stock method. For purposes of calculating unaudited pro forma diluted EPS, the exercise of the share purchase contracts and exercise of the forward sale agreement is assumed to have occurred at the beginning of the period. The shares issuable pursuant to the exercise of the share purchase contracts and the exercise of the forward sale have been excluded from the calculation of unaudited pro forma diluted EPS because the effect would have been anti-dilutive for the year ended December 31, 2017. The dilutive impact of the forward sale agreement did not impact the unaudited pro forma diluted EPS calculation for the year ended June 30, 2018.

The unaudited pro forma basic and diluted EPS are calculated as follows:

(In Thousands Except Share and Per Share Data)	Year ended December 31, 2017	Six months ended June 30, 2018
Pro Forma Basic EPS
Pro forma income from continuing operations	$19,911	$63,032
Pro forma basic weighted—average common stock outstanding	85,431	85,472
Pro forma basic EPS	$0.23	$0.74

Pro Forma Diluted EPS
Pro forma income from continuing operations	$19,911	$63,032
Pro forma diluted weighted—average common shares outstanding	85,431	86,030
Pro forma diluted EPS	$0.23	$0.73